As filed with the Securities and Exchange Commission on July 29, 2003

                                                       Registration No. 333-[  ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                          Bridge Street Financial, Inc.
             (Exact name of registrant as specified in its charter)

                 Delaware                               13-4217332
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)

                          Bridge Street Financial, Inc.
                              44 East Bridge Street
                                Oswego, NY 13126
                                 (315) 343-4100
          (Address, including Zip Code, of principal executive offices)

                                 ---------------

                          Bridge Street Financial, Inc.
                           2003 Stock Option Plan and
                       2003 Recognition and Retention Plan
                            (Full title of the Plan)

                                 ---------------

                                Gregory J. Kreis
                      President and Chief Executive Officer
                          Bridge Street Financial, Inc.
                              44 East Bridge Street
                                Oswego, NY 13126
                                 (315) 343-4100

                                    Copy to:

                            Richard A. Schaberg, Esq.
                             Thacher Proffitt & Wood
                     1700 Pennsylvania Avenue, NW, Suite 800
                              Washington, DC 20006
                                 (202) 347-8400
     (Name and address, including Zip Code, telephone number and area code, of agent for service)

                                              CALCULATION OF REGISTRATION FEE
======================================================================================================================

                                                     Proposed Maximum          Proposed Maximum
Title of Securities to be        Amount to be       Offering Price Per        Aggregate Offering          Amount of
Registered                      Registered(1)              Share                   Price(2)           Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       211,502                  (2)                 $2,675,500.30              $216.45
======================================================================================================================

(1) Based on the number of shares of common stock of Bridge Street Financial, Inc. ("Bridge Street") reserved for issuance upon the exercise of options and vesting of restricted stock awards granted under the 2003 Bridge Street Stock Option Plan and 2003 Recognition and Retention Plan (collectively, the "Plans"). There are 151,073 shares of common stock reserved for grant under the 2003 Stock Option Plan and 60,429 shares authorized for awards under the 2003 Recognition and Retention Plan. In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of Bridge Street that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which a total of 211,502 restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $12.65 per share, the average of the daily high and low sales prices of common stock of Bridge Street on the Nasdaq SmallCap Market at the close of trading on July 28, 2003.

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                                      -2-


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

            Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.     Registrant Information and Employee Plan Annual Information.

            Not required to be filed with the Commission.

            Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

Item 3.     Incorporation of Documents by Reference.

            The following documents and information heretofore filed with the Commission by the Registrant (File No. 333-99347) are incorporated by reference in this registration statement:

      (1) the Prospectus for Common Stock of Bridge Street Financial, Inc. dated November 14, 2002, filed with the Commission pursuant to Rule 424(b) under the Securities Act (Registration No. 333-99347);

      (2) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated November 21, 2002, (Registration No. 000-50105);

      (3) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002; and

      (4) the Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2003.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from

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                                      -3-


the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            Bridge Street Financial, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:
Gregory J. Kreis, Bridge Street Financial, Inc., 44 East Bridge Street, Oswego, New York 13126. Telephone requests may be directed to (315) 343-4100.

Item 4.     Description of Securities.

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      The Tenth Article of the Registrant's Certificate of Incorporation provides for indemnification of its directors and officers against any and all liabilities, judgments, fines and reasonable settlements, costs and expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaws of the Registrant. The Tenth Article also provides for the authority to purchase insurance with respect thereto.

      Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to

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                                      -4-


the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

      Unless ordered by a court, indemnification of directors and officers may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

      Bridge Street Financial, Inc. and Oswego County National Bank have each entered into a separate employment agreement with Gregory J. Kreis. The agreements each provide for indemnification to be provided to Mr. Kreis to the fullest extent permitted under applicable law. Bridge Street Financial, Inc. and Oswego County National Bank are also parties to change of control agreements with certain officers which provide for indemnification for attorneys' fees in some instances.

Item 7.     Exemption from Registration Claimed.

            Not Applicable.

Item 8.     Exhibits.

      4.1 Form of Option Agreement under the Bridge Street Financial, Inc. 2003 Stock Option Plan.

      4.2 Form of Award Agreement under the Bridge Street Financial, Inc. 2003 Recognition and Retention Plan.

      4.3 Certificate of Incorporation of Bridge Street Financial Inc., incorporated by reference to Exhibit 3.1, the Registrant's Registration Statement on Form S-1, dated September 9, 2002, Registration No. 333-99347, and any amendments thereto.

      4.4 By-Laws of Bridge Street Financial Inc., incorporated by reference to Exhibit 3.2, the Registrant's Registration Statement on Form S-1, dated September 9, 2002, Registration No. 333-99347, and any amendments thereto.

      5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.

      23.1  Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).

      23.2  Consent of KPMG LLP.

      99.1 Bridge Street Financial, Inc. 2003 Stock Option Plan filed on June 20, 2003 as Appendix A to Registrant's Proxy Statement on Schedule 14A, is incorporated herein by reference.

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                                      -5-


      99.2 Bridge Street Financial, Inc. 2003 Recognition and Retention Plan filed on June 20, 2003 as Appendix B to Registrant's Proxy Statement on Schedule 14A, is incorporated herein by reference.

Item 9.     Undertakings.

      A. Rule 415 offering. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic report filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities

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                                      -6-


offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      D. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                      -7-


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Oswego, State of New York on July 18, 2003.

                                      Bridge Street Financial, Inc.
                                      (Registrant)


                                      By: /s/ Gregory J. Kreis
                                          -------------------------------------
                                          Gregory J. Kreis
                                          President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                      TITLE                                DATE
          ---------                                      -----                                ----
/s/ Gregory J. Kreis                President and Chief Executive Officer and Director   July 18, 2003
--------------------------
Gregory J. Kreis

/s/ Eugene R. Sunderhaft            Senior Vice President and Treasurer                  July 18, 2003
--------------------------
Eugene R. Sunderhaft

/s/ Bruce P. Frassinelli            Director                                             July 18, 2003
--------------------------
Bruce P. Frassinelli

/s/ Paul J. Heins                   Director                                             July 18, 2003
--------------------------
Paul J. Heins

/s/ Paul W. Schneible               Director                                             July 18, 2003
--------------------------
Paul W. Schneible

/s/ Deborah F. Stanley              Chairman of the Board                                July 18, 2003
--------------------------
Deborah F. Stanley

/s/ Lowell A. Seifter               Director                                             July 18, 2003
--------------------------
Lowell A. Seifter

/s/ Richard G. McKean               Director                                             July 18, 2003
--------------------------
Richard G. McKean

                                  EXHIBIT INDEX

Exhibit
Number                                 Description
------                                 -----------

4.1 Form of Option Agreement under the Bridge Street Financial, Inc. 2003 Stock Option Plan.

4.2 Form of Award Agreement under the Bridge Street Financial, Inc. 2003 Recognition and Retention Plan.

4.3 Certificate of Incorporation of Bridge Street Financial Inc., incorporated by reference to Exhibit 3.1, the Registrant's Registration Statement on Form S-1, dated September 9, 2002, Registration No. 333-99347, and any amendments thereto.

4.4 By-Laws of Bridge Street Financial Inc., incorporated by reference to Exhibit 3.2, the Registrant's Registration Statement on Form S-1, dated September 9, 2002, Registration No. 333-99347, and any amendments thereto.

5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.

23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).

23.2              Consent of KPMG LLP.

99.1 Bridge Street Financial, Inc. 2003 Stock Option Plan filed on June 20, 2003 as Appendix A to Registrant's Proxy Statement on
                  Schedule 14A, is incorporated herein by reference.

99.2 Bridge Street Financial, Inc. 2003 Recognition and Retention Plan filed on June 20, 2003 as Appendix B to Registrant's Proxy Statement on Schedule 14A, is incorporated herein by reference.